SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 15, 2002
                              (September 5, 2002)

                           Lifestyle Innovations, Inc.

             (Exact name of registrant as specified in its charter)

          Nevada                                           001-04026
  -----------------------                            ---------------------
(State or other jurisdiction                       (Commission File Number)
     of incorporation)

                                   82-6008727
               --------------------------------------------------
                      (IRS Employer Identification Number)

          3801 William D. Tate Avenue, Suite 100, Grapevine, TX 76051
          -----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (817) 421-0057


ITEM 1.  Changes in Control of Registrant

Effective September 5, 2002, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated August 30, 2002, Lifestyle Innovations, Inc., a Nevada corporation ("LFSI" or the "Company"), completed the acquisition (the "LST Acquisition") of LST, Inc., a Delaware Corporation ("LST"), by issuing 16,000,000 shares, par value $.001 per share, of its common stock to eResource Capital Group, Inc., ("RCG"), a Delaware Corporation. The 16,000,000 shares received by RCG represent 79.7% of the outstanding shares of common stock of LFSI on the closing date. Prior to closing LFSI had 4,074,530 shares, par value $.001, of common stock outstanding. As a result of this transaction, LST became a wholly-owned subsidiary of LFSI.

ITEM 2. Acquisition or Disposition of Assets

Effective September 5, 2002, pursuant to the Merger Agreement dated August 30, 2002 LFSI completed the acquisition of LST by issuing 16,000,000 shares, par value $.001 per share, of its common stock to RCG. The 16,000,000 shares received by RCG represent 79.7% of the outstanding shares of capital stock of LFSI on the closing date. Prior to closing LFSI had 4,074,530 shares, par value

$.001, of common stock outstanding. As a result of this transaction, LST became a wholly-owned subsidiary of LFSI. LFSI had only nominal operations prior to the merger, leasing two condominium units, accordingly for accounting purposes the transaction has been treated as the issuance of stock by LST for the net monetary assets of LFSI, accompanied by a recapitalization of LST. The accounting treatment is identical to accounting for a reverse acquisition, except that no goodwill or other intangible asset is recorded.

Prior to the closing of the LST Acquisition, LFSI provided a $320,000 bridge loan to LST. During the three months ended September 30, 2002, the Company sold 330,400 shares of its $.001 par value Common Stock for net proceeds of $718,620 to sophisticated investors. Of this amount $261,000 was sold prior to the merger on September 5, 2002 and $457,620 was completed after the merger.

LFSI owned an interest in unpatented mining claims until the last quarter of 2001 when the claims were allowed to lapse. LFSI owns two condominium units in Dallas, Texas, which are currently leased. In July of 2002, existing LFSI shareholders voted to amend the LFSI Certificate of Incorporation to increase the authorized common shares to 250 million.

As a result of merger, LFSI will focus its efforts on the activities of the 14 franchise locations and two company-owned locations in Charlotte, NC and Atlanta, GA of LST. LFSI through its wholly owned subsidiary provides homebuilders and homeowners with a "one-stop shop" to assist in fully customizing "Smart Homes", as well as providing technology applications such as high speed internet access, satellite services, security, data, video and voice entertainment systems; and customized wiring and hardware to both individual homeowners and many of the southeast regions leading homebuilder organizations. Utilizing trained professionals and national alliance partners, this one-stop servicing model allows both the builder and the homeowner the flexibility to customize their homes to take advantage of the latest technology applications for today's homes.

LFSI's long-term business plan includes increasing the number of LST franchise locations, as well as continuing to strengthen the Lifestyle brand name with national builders, local builders, custom builders, and the commercial construction market.

The board of directors of LFSI believes the merger is fair and in the best interests of its stockholders and is a result of an arm's length negotiations between the parties.

Pursuant to the terms of the Merger Agreement, each outstanding option or warrant issued to LST employees in connection with RCG's acquisition of LST will either be converted with the appropriate adjustment into an option or warrant to purchase LFSI common stock or will be terminated pursuant to their terms. If options or warrants are terminated pursuant to the terms of outstanding warrant or stock option agreements, or RCG's stock option plan, LFSI will grant warrants or options to holders of these securities. Newly granted options or warrants will be proportionate to the terminated amount and will have an exercise price equal to the market price of LFSI common stock.

Statements in this filing about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the company's existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this filing are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to expand direct sales operations, to establish new or maintain relationships with homebuilders, to adapt to rapidly changing technologies and developing markets, to establish LFSI's brand name, or to execute a national franchise strategy, as well as those risks and uncertainties described in the Company's other filings with the Securities and Exchange Commission, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

ITEM 7. Financial Statements and Exhibits.

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         The audited financial statements of LST, Inc. and Subsidiaries, at June 30, 2002 and 2001, and for the years then ended, together with the audit report of Crisp Hughes Evans LLP dated October 31, 2002 are attached hereto as Exhibit 99.1.

(b)      PROFORMA FINANCIAL INFORMATION

         Proforma financial information is not included as the acquisition, for accounting purposes, has been treated as the acquisition of LST by LFSI with LST being the acquirer (reverse acquisition). The issuer, LFSI, was effectively a public shell before the acquisition and the combination is treated as an issuance of shares by LST. Accordingly, since this type of transaction is essentially a capital stock transaction, rather than a business combination, proforma information is not presented.

(c)      EXHIBITS

99.1 The audited financial statements of LST, Inc. and Subsidiaries, at June 30, 2002 and 2001, and for the years then ended, together with the audit report of Crisp Hughes Evans LLP dated October 31, 2002.


ITEM 8. Change in Fiscal Year.

Effective September 5, 2002, LFSI's Board of Directors elected to change the Company's fiscal year-end from December to June to correspond with the fiscal year-end of LST, Inc. Since LFSI is changing its year-end to that of LST, its accounting acquirer, a transition report on Form 10-QSB or Form 10-KSB is not required.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Lifestyle Innovations, Inc.


Date: November 15, 2002                     By: /s/ Paul Johnson
                                            -----------------------------------
                                            Paul Johnson,
                                            Chief Executive Officer
                                            Principal Accounting Officer



                                  EXHIBIT INDEX

Exhibit                                                                                                          Page

99.1            The audited financial statements of LST, Inc. and Subsidiaries, at June 30, 2002 and 2001,
                and for the years then ended, together with the audit report of Crisp, Hughes, Evans LLP
                dated October 31, 2002.                                                                          5-24


            LST, INC. AND SUBSIDIARIES, D/B/A LIFESTYLE TECHNOLOGIES

              Consolidated Financial Statements for the years ended

                             June 30, 2002 and 2001

                                     Index:

Independent Auditors' Report.

Consolidated Balance Sheets as of June 30, 2002 and 2001.

Consolidated Statements of Operations for the years ended June 30, 2002 and 2001.

Consolidated Statements of Changes in Shareholders' Equity for the years ended June 30, 2002 and 2001.

Consolidated Statements of Cash Flows for the years ended June 30, 2002 and
2001.

Notes to the Consolidated Financial Statements.

INDEPENDENT AUDITORS' REPORT


To the Board of Directors
LST, Inc. and Subsidiaries
Charlotte, North Carolina

We have audited the accompanying consolidated balance sheets of LST, Inc. and Subsidiaries, d/b/a Lifestyle Technologies as of June 30, 2002 and 2001, and the related consolidated statements of operations, shareholder's equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LST, Inc. and Subsidiaries, d/b/a Lifestyle Technologies as of June 30, 2002 and 2001, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.




/s/ CRISP HUGHES EVANS LLP
Charlotte North Carolina

October 31, 2002


                           LST, Inc. and Subsidiaries
                          d/b/a LifeStyle Technologies
                           Consolidated Balance Sheets
                                                                                                             June 30,
                                                                                                        2002           2001
                                                                                                        ----           ----

                                     ASSETS
Cash and cash equivalents ....................................................................   $     12,277    $      1,426
Accounts receivable, net of allowance of $21,000 at June 30, 2002 ............................        499,273         472,499
Inventories ..................................................................................        120,615          87,950
Due from affiliates ..........................................................................        155,441            --
Investments ..................................................................................         25,391            --
Prepaid expenses .............................................................................         53,301          29,644
                                                                                                 ------------    ------------

                     Total current assets ....................................................        866,298         591,519
Deferred costs  and other assets .............................................................         20,959          70,971
Property and equipment, net ..................................................................        301,523         240,372
Goodwill, net ................................................................................      8,920,121       7,699,128
                                                                                                 ------------    ------------

                     Total assets ............................................................   $ 10,108,901    $  8,601,990
                                                                                                 ============    ============


                      LIABILITIES AND SHAREHOLDER'S EQUITY
Notes payable - current portion ..............................................................   $    186,000    $    425,000
Notes and amounts due to affiliates ..........................................................      1,476,453         413,334
Accounts payable and accrued expenses ........................................................      1,006,961       1,026,162
Deposits and other liabilities ...............................................................           --           495,000
Unearned income ..............................................................................         82,548          12,790
                                                                                                 ------------    ------------

                     Total current liabilities ...............................................      2,751,962       2,372,286
Notes payable ................................................................................      1,562,782            --
                                                                                                 ------------    ------------

                     Total liabilities .......................................................      4,314,744       2,372,286
                                                                                                 ------------    ------------
Shareholder's equity:
          Common stock, $0.001 par value, 20 million shares
            authorized, 16 million shares issued and outstanding .............................         16,000          16,000
          Additional paid-in capital .........................................................     11,602,587      10,653,419
          Accumulated deficit ................................................................     (5,824,430)     (4,439,715)
                                                                                                 ------------    ------------

                     Total shareholder's equity ..............................................      5,794,157       6,229,704
                                                                                                 ------------    ------------

                     Total liabilities and shareholder's equity ..............................   $ 10,108,901    $  8,601,990
                                                                                                 ============    ============





The accompanying notes are an integral part of these consolidated financial statements.

                           LST, Inc. and Subsidiaries
                          d/b/a LifeStyle Technologies
                      Consolidated Statements of Operations

                                                              For the year ending June 30,
                                                                   2002            2001
                                                                   ----            ----
Revenue
Installation ..............................................   $  2,138,934    $  2,397,729
Franchising ...............................................        747,140            --
                                                              ------------    ------------

          Total revenue ...................................      2,886,074       2,397,729

Cost of revenue
Installation ..............................................      1,861,822       2,479,164
Franchising ...............................................           --              --
                                                              ------------    ------------

          Total cost of revenue ...........................      1,861,822       2,479,164
                                                              ------------    ------------

          Gross profit (loss) .............................      1,024,252         (81,435)

Selling, general and administrative expenses - compensation
    related to issuance of stock options and warrants .....         26,125            --
Selling, general and administrative expenses - other ......      2,257,235       3,159,277
Provision for bad debts ...................................         55,145          (1,662)
Depreciation and amortization .............................         66,008         438,267
Interest expense, net .....................................        169,626          35,660
(Gain) on sale of assets, net .............................       (165,172)           --
                                                              ------------    ------------

          (Loss) from operations ..........................     (1,384,715)     (3,712,977)

Income tax ................................................           --              --
                                                              ------------    ------------

          Net (loss) ......................................   $ (1,384,715)   $ (3,712,977)
                                                              ============    ============


Basic and diluted net loss per share:
          Net (loss) per share ............................   $      (0.09)   $      (0.27)
                                                              ============    ============

Weighted average shares outstanding .......................     16,000,000      13,751,491
                                                              ============    ============



The accompanying notes are an integral part of these consolidated financial statements.

                           LST, Inc. and Subsidiaries
                          d/b/a LifeStyle Technologies
                      Consolidated Statements of Cash Flows

                                                                      For the year ending June 30,
                                                                           2002            2001
                                                                           ----            ----
Cash flows from operating activities:
Net (loss) ........................................................   $(1,384,715)   $(3,712,977)
Adjustments to reconcile net loss to net cash used in operations:
        Depreciation and amortization .............................        66,008        438,267
        Bad debt expense ..........................................        55,145         (1,662)
        (Gain) loss on sale of assets .............................      (164,691)          --
        Changes in operating assets and liabilities:
            Accounts and notes receivables ........................      (213,121)      (392,173)
            Inventories ...........................................      (116,405)       (72,101)
            Prepaid expenses ......................................       (37,684)       (29,096)
            Deferred costs and other assets .......................        34,232        (45,449)
            Accounts payable and accrued expenses .................       401,727        761,630
            Due to affiliates .....................................      (440,000)       413,334
            Deposits and other liabilities ........................     1,213,119        495,000
            Unearned income .......................................        69,758          4,851
                                                                      -----------    -----------

            Net cash used in operating activities .................      (516,627)    (2,140,376)
                                                                      -----------    -----------
Cash flows from investing activities:
        Purchase of property and equipment ........................      (241,752)      (168,613)
        Purchase of investments ...................................       (25,391)          --
        Sale of branch assets .....................................       (44,859)          --
        Cash paid in connection with business acquisitions, net ...      (271,992)          --
                                                                      -----------    -----------

            Net cash used in investing activities .................      (583,994)      (168,613)
                                                                      -----------    -----------
Cash flows from financing activities:
        Notes payable proceeds ....................................     1,061,472         25,000
        Capital contribution by shareholder .......................        50,000           --
        Sale of common stock ......................................          --        2,099,250
                                                                      -----------    -----------

            Net cash provided by financing activities .............     1,111,472      2,124,250
                                                                      -----------    -----------

Net increase (decrease) in cash and cash equivalents ..............        10,851       (184,740)
Cash and cash equivalents at beginning of period ..................         1,426        186,165
                                                                      -----------    -----------

Cash and cash equivalents at end of period ........................   $    12,277    $     1,425
                                                                      ===========    ===========

Supplemental cash flow information - Cash paid during the year for:
        Interest ..................................................   $    23,014    $     8,013
                                                                      ===========    ===========
        Income taxes ..............................................   $      --      $      --
                                                                      ===========    ===========


The accompanying notes are an integral part of these consolidated financial statements.




                           LST, Inc. and Subsidiaries
                          d/b/a LifeStyle Technologies
                 Consolidated Statements of Shareholder's Equity
                   For the Years Ended June 30, 2002 and 2001


                                    Common Stock
                             ------------------------   Additional    Accumulated
                              Shares         Amounts  Paid-in Capital  Deficit         Total
                             ------------------------ --------------- -----------   ------------

Balance at June 30, 2000     6,814,815   $     6,815   $   493,185   $  (726,738)   $  (226,738)
Net loss June 30, 2001 .          --            --            --      (3,712,977)    (3,712,977)
Sale of Common Stock ...     9,185,185         9,185     2,090,065          --        2,099,250
Purchase of LST by RCG .          --            --       8,070,169          --        8,070,169
                           -----------   -----------   -----------   -----------    -----------
Balance at June 30, 2001    16,000,000   $    16,000   $10,653,419   $(4,439,715)   $ 6,229,704
Net loss June 30, 2002 .          --            --            --      (1,384,715)    (1,384,715)
Capital Contribution ...          --            --         200,000          --          200,000
Purchase of Business ...          --            --         749,168          --          749,168
                           -----------   -----------   -----------   -----------    -----------
Balance at June 30, 2002    16,000,000   $    16,000   $11,602,587   $(5,824,430)   $ 5,794,157
                           ===========   ===========   ===========   ===========    ===========





























The accompanying notes are an integral part of these consolidated financial statements.

                           LST, Inc. and Subsidiaries
                          d/b/a LifeStyle Technologies
                 Notes to the Consolidated Financial Statements


NOTE 1.  BASIS OF PRESENTATION

Nature of Operations

LST, Inc. d/b/a Lifestyle Technologies ("LST") and its subsidiaries (together, the "Company"), is a full service home technology integration company providing builders, homeowners, and commercial customers with complete installation and equipment for structured wiring, security, personal computer networking, audio, video, home theater, central vacuum and accent lighting. LST has also secured relationships with product manufacturers, distributors and service providers (cable, Internet service, broadband and security). The Company launched a national franchising program in the fourth quarter of fiscal 2001 and, in fiscal 2002, sold 14 franchises. The Company also owns and operates locations in the Charlotte, NC and Atlanta, GA markets.

These financial statements include the assets and liabilities and results of operations of the Company, including the Charlotte location, LST, Lifestyle Technologies Franchising Corp. (organized in July 2001), Lifestyle Security, Inc. (organized in July 2001) and Lifestyle Technologies Atlanta (organized in July 2001).

Recent Business Development

On September 5, 2002, RCG completed a transaction with Lifestyle Innovations, Inc. (OTCBB:LFSI, "LFSI") to sell 100% of the common stock of the Company, in exchange for 16 million shares of LFSI stock. At that date, the 16 million shares of LFSI common stock issued to RCG represented 79% of the outstanding common stock of LFSI. The transaction added approximately $320,000 of cash, $50,000 of which was received in the fiscal 2002, and $65,000 of other assets to the existing assets of LST. Additionally, in September 2002 and subsequent to the closing of the LFSI Transaction, LFSI received approximately an additional $260,000 in equity funding from its private placement program.

Basis of Presentation

LST is a wholly-owned subsidiary of eResource Capital Group, Inc. ("RCG"). On April 3, 2001, RCG acquired LST in exchange for 1,153,525 shares of Common Stock pursuant to certain stock purchase agreements. At June 30, 2002, LST had met none of the performance goals related to contingent consideration provisions of two of these stock purchase agreements. Including direct acquisitions costs, the total purchase price aggregated $7,695,586 and the transaction was recorded using the purchase method of accounting. The excess value of the purchase price over the fair value of LST's net assets on the acquisition date aggregating $8,069,669 was allocated to goodwill.

These consolidated financial statements present the assets and liabilities of the Company based upon the cost basis of RCG ("pushdown accounting"). The results of operations for the fiscal year ending June 30, 2001 include approximately $370,000 of amortization on the goodwill associated with RCG's acquisition of LST on April 1, 2001. As described below, the Company discontinued the amortization of goodwill in fiscal 2002 in conjunction with RCG's adoption of Financial Accounting Standards Board Statement ("FAS") No. 142 "Goodwill and Other Intangible Assets".

Consolidation

The Company's consolidated financial statements include the assets and liabilities and results of operations of LST and each business started or acquired by LST from the date of its acquisition through June 30, 2002. All significant intercompany balances and transactions have been eliminated. Certain prior period amounts have been reclassified to conform to the fiscal 2002 presentation.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company classifies as cash equivalents any investments which can be readily converted to cash and have an original maturity of less than three months. At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

o Cash and cash equivalents: The carrying amount reported in the balance sheet for cash approximates its fair value

o Accounts receivable and accounts payable: Due to their short term nature, the carrying amounts reported in the balance sheet for accounts receivable and accounts payable approximate their fair value. The Company provides for any losses through its allowance for doubtful accounts.

o    Notes  Payable:   The  carrying  amount  of  the  Company's  notes  payable
     approximate their fair value.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable, investments, and notes payable. The Company places its cash with high credit quality principal institutions. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Although due dates of receivables vary based on contract terms, credit losses have been within management's estimates in determining the level of allowance for doubtful accounts. As described further in Note 13, the Company has sold a majority of its franchise locations to various related parties. Overall financial strategies are reviewed periodically.

Inventories

Inventories, which consist of purchased-in components, are recorded at the lower of cost or market with cost being determined on a first-in, first-out (FIFO) method.

Prepaid Expenses

Prepaid expenses include insurance and deferred costs. The deferred costs relate to a consulting agreement that required RCG to issue shares and warrants to the consultant. The total deferred cost of $57,000 is being amortized over the life of the service agreement.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation. Depreciation is calculated by using the straight-line method over the estimated useful lives of the assets, which is five to seven years for all categories except for computer software, with is depreciated over 3 years. Repairs and maintenance are charged to expense as incurred. Expenditures for betterments and renewals are capitalized. The cost of property and equipment and the related accumulated depreciation are removed from the accounts upon retirement or disposal with any resulting gain or loss being recorded as other income or expenses.

Goodwill and Intangible Assets

The Company records goodwill and intangible assets arising from business combinations in accordance with FAS No. 141 "Business Combinations" ("FAS 141") which requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. FAS 141 also specifies the criteria applicable to intangible assets acquired in a purchase method business combination to be recognized and reported apart from goodwill.

The Company accounts for goodwill and intangible assets in accordance with FAS
142. The Company adopted FAS 142 effective July 1, 2001. In completing the adoption of FAS 142, RCG allocated its previously existing goodwill as of July 1, 2001 to its reporting units, as defined in FAS 142, and performed an initial test for impairment as of that date.

In accordance with FAS 142, the Company no longer amortizes goodwill. FAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested at least annually for impairment. FAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment.

Revenue Recognition

The Company's home technology services work is completed in three phases - pre-wiring, trim-out and then hardware installation. The Company invoices its customers and records revenue as work is completed on each project. For alarm monitoring service contracts sold by the Company, revenue is recognized only when the contracts are sold to third party finance companies or as billed if the Company holds and services the contract. The Company sells substantially all of its alarm monitoring contracts immediately subsequent to the date the contracts are signed by the customer.

Sales of franchise licenses are recognized as revenue when the Company's obligations under the franchise agreement are "substantially complete." The Company generally defines "substantially complete" as the completion of training by the franchisee's General Manager and the approval by the Company of the franchise location plan. Revenues from the sale of franchise licenses totaled $560,000 for the year ended June 30, 2002 and is included as "Franchising" in the Consolidated Statements of Operations.

Royalties are based on a percentage of the sales recorded by franchisees and are recorded as earned. Procurement fees charged to franchisees are recorded in the month that the related product is shipped to the franchisee.

Advertising Costs

Advertising Costs are generally charged to operations in the year incurred and totaled $65,930 and $100,076 for the years ending June 30, 2002 and 2001 respectively.

Marketing Fund

The Company's franchise agreement requires franchisees to pay 1.25% of their sales into a general marketing fund to be used to promote the Lifstyle name and home technology concept on a national basis. The Company records these receipts into the marketing fund liability, classified in Accounts Payable and Accrued Expenses, which the Company administers. The marketing fund is managed by a committee consisting of management of the Company and representatives from certain franchises.

Income Taxes

Income taxes are accounted for in accordance with FAS 109, "Accounting for Income Taxes". This Statement prescribes the use of the asset/liability method. Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and tax basis of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred taxes during the year.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3.  FUNDING

The Company has been dependent upon RCG for funding to support the continued development of its national franchising network. Based upon the commitments received from LFSI and RCG, the Company believes that it will have sufficient funding to meet is cash flow obligations, including operations, capital expenditures and working capital through June 30, 2003.

NOTE 4.  ACQUISITIONS AND DISPOSITIONS

In September 2001, the Company sold its branch locations in Greenville/Columbia, SC, Raleigh, NC and Hilton Head, SC to entities that are now operating these locations as franchises. These branches, which had net equity deficit of $36,700 were sold for net proceeds of $134,900 resulting in a net gain of $ 171,600.

On July 10, 2001, the Company acquired certain net assets and the business of a home technology company in Atlanta, GA, now operated as Lifestyle Technologies Atlanta, Inc. ("LSTA") for $1,255,000 which was paid in cash ($275,000), RCG Common Stock (139,365 shares) and a four - year term note ($250,000). Including direct acquisition costs, the total purchase price aggregated $1,259,857 and the transaction was accounted for using the purchase method of accounting. The excess value of the purchase price over the fair value of the net assets on the acquisition date aggregated $1,207,669 which was allocated to goodwill.

NOTE 5.  INVESTMENTS

The Company's investments are comprised of a certificate of deposit, including accrued interest, that is pledged as collateral on a trade credit agreement with a vendor.

NOTE 6.  PROPERTY AND EQUIPMENT

A summary of property and equipment is as follows:
                                              2002       2001
                                              ----       ----

          Leasehold improvements .......   $ 35,031   $   --
          Furniture and fixtures .......     50,030     70,255
          Showroom .....................    102,648     58,951
          Vehicles .....................     12,074       --
          Computers and office equipment    181,961    143,134
          Computer software ............     15,871     10,871
                                           --------   --------
                                            397,615    283,211
          Less: Accumulated depreciation     96,092     42,839
                                           --------   --------

          Property and equipment, net ..   $301,523   $240,372
                                           ========   ========

NOTE 7. GOODWILL

The changes in goodwill are as follows:

          Goodwill recorded in 2001 related to LST acquisition   $ 8,069,669
          Goodwill amortization ..............................      (399,565)
          Other goodwill adjustments .........................        29,024
                                                                 -----------
          Balance at June 30, 2001 ...........................     7,699,128
          Goodwill acquired during 2002 ......................     1,207,669
          Other goodwill adjustments .........................        13,324
                                                                 -----------

          Balance at June 30, 2002 ...........................   $ 8,920,121
                                                                 ===========


In July 2001, the Company acquired LSTA, which resulted in the recording of $1,207,669 in goodwill. The other goodwill adjustments relate to resolutions of contingencies that existed as of the acquisition dates of the related business.

Reported net (loss) adjusted for the amounts of goodwill amortization recorded by the Company prior to the adoption of FAS 142 is as follows:

                                                        Year ended June 30,
                                                       2002         2001
                                                       ----         ----

          Reported income (loss) from operations   $(1,384,715)   $(3,712,977)
          Add back: Goodwill amortization ......          --          399,565
                                                   -----------    -----------
            Adjusted (loss) ....................   $(1,384,715)   $(3,313,412)
                                                   ===========    ===========


NOTE 8. NOTES PAYABLE

Note payable consists of the following at June 30,2002 and 2001:
                                                                                                          2002           2001
                                                                                                          ----           ----

          Note payable - due on demand bearing interest at the prime rate plus 1.0% and secured by
              assets pledged by an affiliate of the Company .......................................   $   100,000    $      --
          Note payable - due in August 2003 with interest at 10% and collateralized by certain home
              technology assets (2) ...............................................................       300,000           --
          Note payable - non-interest bearing, unsecured and due on demand ........................        50,000           --
          Notes payable - due in August 2003 with interest imputed at 8% and unsecured (2) ........        50,000           --
          Note payable - due in August 2003 with interest at 12% and unsecured ....................       381,782        425,000
          Note payable - due in August 2003 with interest at 12% and collateralized by certain home
             technology accounts receivable and inventory (1) .....................................       650,000           --
          Note payable - due in monthly installments of $3,000 and a balloon payment in July 2005
             with monthly interest at 8% and collateralized by home technology accounts receivable        217,000           --
                                                                                                      -----------    -----------
                                                                                                        1,748,782        425,000
          Less current maturities, including demand notes .........................................      (186,000)      (425,000)
                                                                                                      -----------    -----------

          Long-term portion .......................................................................   $ 1,562,782    $      --
                                                                                                      ===========    ===========


(1) At the option of the noteholder, this note can be converted into RCG's Common Stock at a ratio of one (1) share of Common Stock for each $0.65 of outstanding principal and interest.

(2) The principal and accrued interest on this note payable are convertible to shares of RCG Common Stock at the greater of (i) $1.12 per share or ii) a 20% discount to the average closing price of the Common Stock for the five days immediately preceding the conversion date.

Notes payable consists of the following at June 30, 2002 and 2001:



Future maturities of the notes payable are as follows at June 30, 2002:

           Fiscal Year

           2003   $  186,000
           2004    1,417,782
           2005       36,000
           2006      109,000
                  ----------

          Total   $1,748,782
                  ==========


NOTE 9. INCOME TAXES
                                                                          June 30,
                                                                          -------
                                                                     2002          2001
                                                                     ----          ----
          Net operating loss carryforwards ..................   $ 1,805,697    $ 1,346,441
          Other .............................................        55,831           --
                                                                -----------    -----------
              Total deferred income tax assets ..............     1,861,528      1,346,441

          Deferred income tax asset valuation allowance .....    (1,861,528)    (1,346,441)
                                                                -----------    -----------
              Net deferred income tax assets ................   $      --      $      --
                                                                ===========    ===========

Deferred income tax assets consist of the following as of June 30, 2002 and 2001:

A reconciliation of the Company's effective income tax rate to the statutory income tax rate is as follows:

                                                           Year ending June 30,
                                                            2002          2001
                                                            ----          ----

          Federal tax benefit at statutory rate ....   $  (470,801)   $(1,309,672)
          State tax benefit, net of federal ........       (69,236)      (192,599)
          Permanent differences ....................        24,950        155,830
          Change in deferred tax valuation allowance   $   515,087    $ 1,346,441
                                                       -----------    -----------

          Income tax expense .......................   $      --      $      --
                                                       ===========    ===========


As of June 30, 2002 the Company had approximately $4,600,000 of net operating loss carry forwards (NOL's) for federal income tax purposes, which expire between 2020 through 2022. A deferred income tax asset valuation allowance has been established against all deferred income tax assets as management is not certain that the deferred income tax assets will be realized. In addition, due to substantial limitations placed on the utilization of net operating losses following a change in control, utilization of such NOL's could be limited.

NOTE 10.COMMITMENTS AND CONTINGENCIES

Operating Leases

Future minimum operating lease commitments, under non-cancelable leases for office space and vehicles, are summarized as follows:

      Fiscal Year      Total
      -----------      -----
          2003        $261,720
          2004         204,099
          2005         177,125
          2006         180,403
          2007         154,695
                      --------

                      $978,042
                      ========



Rent expense under operating leases aggregated $180,397 and $178,758 for the years ended June 30, 2002 and 2001, respectively.

NOTE 11. STOCK OPTIONS AND WARRANTS

The Company accounts for stock option grants in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees" and options and warrants issued to non-employees under FAS No. 123, "Accounting For Stock Based Compensation". For the options and warrants issued to non-employees, the fair value of each award has been calculated using the Black-Scholes Model in accordance with FAS No. 123.

On September 29, 2000 the Company created an Omnibus Stock Option and Award Plan (the "LST Option Plan"). Upon the acquisition of the Company by RCG, the stock options issued under the LST Option Plan were converted to options to purchase the common stock of RCG pursuant to the RCG Stock Option Plan (the "RCG Option Plan"). As of June 30, 2002, employees of the Company held stock options to purchase approximately 25,000 shares of RCG common stock. The weighed average exercise price of these stock options was $4.83.

Pro forma information regarding net loss is required by FAS No. 123, which also requires that the information be determined as if the Company had accounted for its employee RCG stock options granted subsequent to July 1, 1996 under the fair value method of that statement. The fair value for these options was estimated at the date of grant using the Black-Scholes Model with the following weighted average assumptions for fiscal 2002; risk-free interest rate range of 3.62% to 4.76%; no dividend yield; volatility factor of the expected market price of the RCG's Common Stock of .974; and an expected life of the option of 3 to 5 years. The weighted average grant date fair value of options granted in 2002 was $0.24 per share.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can naturally affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company's employee stock options.

The Company's pro forma net loss and net loss per share assuming compensation cost was determined under FAS No. 123 for all options would have been the following for the years ended June 30, 2002 and 2001:

                                   For the year ending June 30,
                                      2002             2001
                                      ----             ----

          Net loss ...........   $ (1,452,638)   $  (3,926,495)
                                 ============    =============
          Net (loss) per share   $      (0.09)   $       (0.29)
                                 ============    =============



As discussed above, on September 5, 2002 RCG completed a transaction with LFSI to sell 100% of the common stock of LST in exchange for 16 million shares of LFSI stock. Pursuant to the terms of the Merger Agreement, each outstanding option or warrant issued to LST employees in connection with RCG's acquisition of LST will either be converted with the appropriate adjustment into an option or warrant to purchase LFSI common stock or will be terminated pursuant to their terms. If options or warrants are terminated pursuant to the terms of outstanding warrants or stock options agreements, or RCG's stock option plan, LFSI will grant warrants or options to holders of these securities. Newly granted options or warrants will be proportionate to the terminated amount and will have a exercise price equal to the market price of LFSI stock.

During the period ended June 30, 2002, the Company recorded $26,125 in non-cash expense related to common stock and stock purchase warrants that were granted to a consultant engaged to assist the Company in developing and implementing its national franchising program. The fair value of these warrants, $57,000, as determined in accordance with FAS 123 has been recorded on the Company's financial statements and is being amortized to expense over the service period of the related agreement.

NOTE 12. GENERAL AND ADMINISTRATIVE EXPENSE  - OTHER

Following is a summary of the Company's general and administrative expenses for the years ended June 30, 2002 and 2001:

                                            2002         2001
                                        -----------   ---------

          Compensation Expense ......   $1,076,549   $2,099,735
          Legal & Professional Fees .      198,841      280,967
          Marketing and advertising .       65,930      100,076
          Management fee ............      197,000         --
          Rent expense ..............      180,397      178,758
          Insurance .................       88,657      170,065
          Telecommunications ........       82,896       85,612
          Office and printing expense      268,315      161,660
          Travel and entertainment ..       98,650       82,404
                                        ----------   ----------
                                        $2,257,235   $3,159,277
                                        ==========   ==========

NOTE 13. TRANSACTIONS WITH RELATED PARTIES

At June 30, 2002, notes and advances due to affiliates consisted of the following:

                                                                June 30,
                                                            2002         2001
                                                            ----         ----

          Amounts payable to RCG and its subsidiaries   $1,440,405   $  293,334
          Note payable to Mr. Pruitt ................       10,657      120,000
          Advance payable to Mr. Pruitt .............       25,391         --
                                                        ----------   ----------
                                                        $1,476,453   $  413,334
                                                        ==========   ==========

The amounts payable to RCG and its subsidiaries represent advances from RCG and its subsidiaries. RCG also provides various services to the Company, including accounting and finance assistance, capital and debt raising, audit, tax, human resources and other general and administrative services. For the period ending June 30, 2002, the Company received a charge of $197,000 related to these services.
..
The note payable to Mr. Pruitt, CEO of RCG, indicated in the above table bears interest at 12% per annum and is due on demand. The advance payable to Mr. Pruitt bears interest at a variable rate, which approximates the rate of interest earned on the Company's certificate of deposit investment, and is due on demand.

Mr. Pruitt has pledged certain of his personal assets to secure a $100,000 bank credit facility for the Company's home technology business. At June 30, 2002, the balance outstanding on this bank facility was $100,000.

Mr. Pruitt is also a minority investor in a company that has purchased franchise licenses and business operations of the Company's home technology business in three markets in South Carolina, including Hilton Head, where he is a director of a company that owns 100% of the franchise, and in another company that is a franchisee of the Company's home technology business in three locations in the state of Maryland. During the year ended June 30, 2002, $80,000 of the notes payable from LST to a company owned by Mr. Pruitt was used as payment for the purchase price of two Maryland franchise locations of the Company's home technology business. Also, during the quarter ended June 30, 2002, Mr. Pruitt offset $109,000 of debt owed to him in connection with the payment of $69,000 of royalties from franchises in which he has an interest and the payment of a franchise fee of $40,000 for a third party to whom Mr. Pruitt was indebted.

Paul B. Johnson, a director of the Company, is an investor in a company, which in November 2001 became a franchisee of the Company's home technology business in the Dallas, Texas market. In addition, Mr. Johnson was named Chief Executive Officer and a board member of LFSI, which acquired the Company on September 5, 2002 as further described in Note 1 to these financial statements.

During fiscal 2002, Glenn Barrett resigned as President of Lifestyle and began LVA Technologies LLC ("LVA"), a low voltage wiring business that operates as a Lifestyle franchisee headquartered in Charlotte, NC to service the commercial market. The Company waived LVA's initial franchise fee for the commercial franchise. LVA also owns the Greenville and Columbia, SC franchises. LVA's low voltage wiring business pays royalties on products purchased from the Company at the same rate as the Company's other franchisees, however, it does not pay royalties on revenue generated from products purchased elsewhere as required of the Company's other franchisees, including the Greenville and Columbia, SC franchises. LVA and its subsidiaries owed the Company and its subsidiaries $227,000 at June 30, 2002.

During fiscal 2002, G. David Gordon, a shareholder of RCG and LFSI, and a company in which he is the president and a shareholder, loaned the Company $134,000 at interest rates of 8% to 12%. At June 30, 2002, total debt outstanding to Mr. Gordon and this company was $432,000 and is reflected in indebtedness on the Consolidated Balance Sheet. Mr. Gordon has an ownership interest in seven of the Company's franchises, including two locations that were purchased during fiscal 2002 from the Company and for which the Company recorded a gain of $119,000. Mr. Gordon also acts as special legal counsel to RCG and the Company from time to time. Mr. Gordon and this company also loaned RCG an additional $1.0 million during fiscal 2002 at interest rates of 8% to 12%. At June 30, 2002, total debt outstanding to Mr. Gordon and this company by RCG was an additional $1,068,000 above the $432,000 outstanding by LST.

NOTE 14. BUSINESS SEGMENT INFORMATION

Information related to business segments is as follows:

Year ended June 30, 2002:
                                 Company Owned
                                   Locations     Franchising        Total
                                 ------------    -----------      ---------
Revenue .....................   $  2,138,934    $    747,140    $  2,886,074
Income (loss) from operations     (1,333,650)        (51,065)     (1,384,715)
Identifiable assets .........      9,720,465         388,436      10,108,901
Capital Expenditure .........        179,298          62,454         241,752
Depreciation and amortization         48,866          17,142          66,008



Year ended June 30, 2001:
                                 Company Owned
                                   Locations     Franchising         Total
                                  -----------    -----------       --------
Revenue .....................   $ 2,397,729    $     --          $ 2,397,729
Income (loss) from operations    (3,712,977)         --           (3,712,977)
Identifiable assets .........     8,601,990          --            8,601,990
Capital Expenditure .........       168,613          --              168,613
Depreciation and amortization       438,267          --              438,267




NOTE 15. SUPPLEMENTAL CASH FLOW INFORMATION

Non-cash investing and financing transactions occurring during the years ended June 30, 2002 and 2001 are as follows:

                                                               Year ended June 30,
                                                                 2002        2001
                                                             ----------   ----------
     RCG common stock issued for acquired businesses .....   $  749,168   $8,070,169
                                                             ==========   ==========
     Capital contribution in form of investment securities   $  150,000
                                                             ==========
     Sale of investment to RCG ...........................   $  150,000
                                                             ==========